UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

Kronos Advanced Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

464 Common Street, Suite 301, Belmont, Massachusetts	02478
(Address of principal executive offices)	(Zip code)

(617) 993-9965
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2008, Kronos Advanced Technologies, Inc. (the “Company”) entered into an Intellectual Property Transfer and License Agreement (the “IP Agreement”) and a Development Agreement (the “Development Agreement,” and together with the IP Agreement, the “Agreements”) with Tessera Technologies, Inc. (“Tessera”).

Pursuant to the IP Agreement, Tessera acquired certain Kronos patents covering ionic micro-cooling applications for a purchase price of $3.5 million.  In addition, Tessera has the option to purchase certain additional Kronos patents (the “Additional Patents”) for a purchase price of $2 million, on or prior to April 1, 2009, following receipt by the Company of all specified installment payments.  The IP Agreement grants Tessera a license to the Additional Patents which will expire (i) if such Additional Patents are acquired or (ii) on April 1, 2009.  Tessera also granted the Company a license to all patents that the Company transfers to Tessera for use outside of the field of ionic micro-cooling of integrated circuit devices or discrete electrical components.  The IP Agreement further provides that if Tessera does not use its commercially reasonable efforts to license or use the rights acquired and licensed from the Company, the Company shall have an option to repurchase such patents from Tessera for $5 million.  The IP Agreement also includes (a) representations and warranties, (b) provisions regarding patent administration and enforcement, (c) indemnification obligations in favor of Tessera, and (d) confidentiality and non-competition provisions, typical for an agreement of this nature.  The term of the IP Agreement expires on December 31, 2014, unless terminated earlier in accordance with the agreement.

Pursuant to the Development Agreement, the Company and Tessera have agreed to collaboratively create and conduct a program to facilitate the development and commercialization of the intellectual property rights subject to the IP Agreement.  The Development Agreement provides that Tessera will be primarily responsible for the commercialization and interaction with third parties with respect to such intellectual property rights and each party will be responsible for the respective costs incurred in connection with the Development Agreement, unless otherwise agreed to in writing.  The term of the Development Agreement is for three years, unless terminated earlier in accordance with the agreement.

A press release regarding the agreements is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

99.1	Press release dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	KRONOS ADVANCED TECHNOLOGIES, INC.

By: /s/ Daniel R. Dwight
Name: Daniel R. Dwight
Title: Chief Executive Officer and President